                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MIDDLE BAY OIL COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

PRELIMINARY COPY

                          MIDDLE BAY OIL COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1998


To the Shareholders of Middle Bay Oil Company, Inc.

         You are cordially invited to attend the Annual Meeting of Shareholders of Middle Bay Oil Company, Inc., an Alabama corporation (the "Company"), to be held at the offices of the Company, 1221 Lamar Street, Suite 1020, Houston, Texas 77010, on May 28, 1998 at 10:00 a.m. Central Daylight Time, for the purpose of acting on the following matters:

         1. The consideration of and voting upon the election of seven directors to serve until the next Annual Shareholder Meeting;

         2. The consideration of and voting upon a proposed amendment to the Company's Articles of Incorporation to increase the authorized capital stock of the Company from 10,000,000 shares to 20,000,000 shares of common stock and from 5,000,000 shares to 10,000,000 shares of preferred stock;

         3. The consideration of and voting upon a proposed amendment to the 1995 Stock Option and Stock Appreciation Rights Plan increasing to 1,500,000 shares the number of shares of common stock available to option.

         4. Consideration of and voting upon the approval and ratification of the selection of KPMG Peat Marwick, LLP as independent accountants to audit the accounts of the Company for fiscal years ending December 31, 1998 and 1999; and

         5. To transact such other business as may properly come before the meeting or any adjournment.

         All shareholders of record as of April 1, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         Whether or not you plan to attend this meeting, we urge you to please sign and date the accompanying form of proxy and return it promptly in the enclosed, postage prepaid envelope. This will ensure that your shares will be represented. If you attend the meeting, you may vote in person regardless of whether you have given your proxy. Any proxy may be revoked at any time before it is exercised, as indicated in the Proxy Statement.

                                   By Order of the Board of Directors


                                   John J. Bassett, President
April 28, 1998
Houston, Texas

        Annual Reports to shareholders, including financial statements, are being mailed to shareholders, together with these proxy materials, commencing on or about April 28, 1998.

Stockholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-KSB (without exhibits) for the year ended December 31, 1997 as filed with the Securities and Exchange Commission, by writing to Middle Bay Oil Company, 1221 Lamar Street, Suite 1020, Houston, Texas 77010. Copies of the Company's Annual Report on Form 10-KSB may also be obtained directly from the Securities and Exchange Commission web site at http://www.sec.gov/.



                             YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING
                   PROXY FORM IN THE ENVELOPE PROVIDED, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PRELIMINARY COPY


                          MIDDLE BAY OIL COMPANY, INC.
                          1221 Lamar Street, Suite 1020
                              Houston, Texas 77010



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1998



         This Proxy Statement is furnished to shareholders of Middle Bay Oil Company, Inc., an Alabama corporation (the "Company"), in connection with the solicitation, at the Company's expense, on behalf of the Board of Directors of the Company of proxies to be used at an Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. Central Daylight Time on May 28, 1998 and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 28, 1998.

         The Annual Meeting will be held at the principal offices of the Company at 1221 Lamar Street, Suite 1020, Houston, Texas 77010. Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the meeting and not revoked. Any shareholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Annual Meeting or by giving a later proxy.

         The cost of solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares of common stock in their names for others to promptly send proxy materials to, and obtain proxies from, their principals, and the Company will reimburse them for their reasonable expenses in doing so.


                            OUTSTANDING CAPITAL STOCK

         All voting rights are vested exclusively in the holders of the Company's common stock. The record date for shareholders entitled to vote at the Annual Meeting is the close of business on April 1, 1997. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 7,830,766 shares of common stock, $.02 par value, each of which is entitled to one vote on all matters expected to be voted upon at the Annual Meeting.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Annual Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such shareholder's name on the record date. Assuming the presence of a quorum, the affirmative votes equal to at least a majority of the votes of holders of common stock entitled to vote at the Annual Meeting, in person or by proxy, are required for the election of directors and the approval of the selection of independent public accountants. As to any other matters which may come before the meeting, a majority of the votes of holders of common stock cast at the Annual Meeting generally is required for approval. Abstentions will be included in vote totals and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on directors or the other proposals because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Annual Meeting.

         The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

         The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the meeting and voting in person. Attendance at the meeting will not by itself constitute a revocation. Any such revocation or later dated proxy should be mailed or delivered to Middle Bay Oil Company, Inc., 1221 Lamar Street, Suite 1020, Houston, Texas 77010,
Attention: Kelly G. Griffin, Assistant Secretary.

         The Company will bear the cost of soliciting proxies from shareholders. In addition to the use of the mails, proxies may be solicited by directors and officers of the Company by personal solicitation, telephone or telegram. Such directors and officers will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

         The Company has not and will not engage any investment banking or brokerage firm or any professional proxy solicitation firm to solicit proxies. No fees, commissions or other compensation will be paid to anyone for proxy votes solicited by the Company.

         Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock. The Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

         The enclosed form of proxy allows shareholders to grant or withhold discretionary authority to the persons named to vote on any other matters that may properly come before the Annual Meeting. The Company is not aware of any other proposals planned to be made at the Annual Meeting and has no current intention of making any additional proposals. The chairman of the meeting shall determine the order of business at the Annual Meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the meeting, and business not properly brought before the meeting may not be transacted.


                              CORPORATE GOVERNANCE

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, taking into consideration the interests of all shareholders. Members of the Board are kept informed of the Company's business by various reports sent or communicated to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and other officers. During 1997, the full Board met three times. The Board has two Committees, an Audit Committee and a Compensation Committee. The Audit Committee met one time, and the Compensation Committee met twice.

         The Audit Committee's duties include recommending to the Board the selection of a firm of independent public accountants for approval by the shareholders at their Annual Meeting. In addition, the Committee confers with the Company's independent public accountants to review the plan and scope of their proposed audit, as well as their findings and recommendations upon the completion of the audit. The Committee meets with the independent public accountants and with appropriate Company financial personnel regarding the Company's internal controls and financial policies. The Audit Committee currently consists of Gary R. Christopher, Frank E. Bolling, Jr. and Alvin V. Shoemaker. No member of the Audit Committee is an officer or employee of the Company.

         The Compensation Committee is responsible for establishing and reviewing policies governing executive salaries, bonus and incentive compensation and the terms and conditions of employment of executives of the Company. In addition, the Committee is responsible for the oversight of the Company's 1995 Stock Option and Stock Appreciation Rights Plan and similar or other plans which may be maintained from time to time by the Company and has authority to grant options and awards under the Company's 1995 Stock Option and Stock Appreciation Rights Plan, and oversees the Company's SEP/IRA retirement plan, the net profits interest incentive compensation plan established by the Company in 1995 and the 40l(k) plan established in 1997 (see "Corporate Governance - Executive Compensation"). The Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, as well as outside experts retained in connection with the administration of these plans. The Compensation Committee currently consists of John J. Bassett, President and Chief Executive Officer, and Messrs. Edward P. Turner, Jr. and Frank E. Bolling, Jr., neither of whom is an officer or employee of the Company.

         During 1997, all incumbent directors attended all of the meetings of the Board of Directors. Attendance at those meetings was 100%. Attendance at the Committee meetings was 100%.

COMPENSATION OF DIRECTORS

         Each director is paid an attendance fee of $500 for each meeting of the Board and of each Committee of the Board, and the Company reimburses directors' documented travel and lodging expenses.

         Each nonemployee director is eligible for incentive awards under the 1995 Stock Option and Stock Appreciation Rights Plan. In January, 1998, the Board of Directors approved the Compensation Committee's recommendation to issue nonqualified stock options pursuant to the Plan to nonemployee directors, as follows (see "Executive Compensation"):

                                          No. of                   Exercise
                  Name                Optioned Shares               Price
                  ----                ---------------               -----

         Edward P. Turner, Jr.            10,000                    $5.75
         Frank E. Bolling, Jr.            10,000                    $5.75
         Gary R. Christopher              10,000                    $5.75
         Alvin V. Shoemaker               10,000                    $5.75


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the shares of the Company's common and preferred stock beneficially owned by those persons known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding common and preferred stock as of December 31, 1997:

             Title of              Name and Address of              Amount and Nature of          Percent of
              Class(5)                Beneficial Owner              Beneficial Ownership             Class
              --------                ----------------              --------------------             -----

              Common          C. J. Lett, III(1)(3)                       1,197,556                  13.8%
                              9320 East Central
                              Wichita, Kansas 67206

              Common          Kaiser-Francis Oil Company(3)               3,333,334                  38.3%
                              6733 South Yale
                              Tulsa, Oklahoma 74136

              Common          Weskids, L.P.(1)(4)                           843,687                  10.0%
                              310 South Street
                              Morristown, NJ  07960

              Common          Weskids, Inc.                                 843,687                  10.0%
                              310 South Street
                              Morristown, NJ  07960

             Common           Alvin V. Shoemaker(2)(3)                      661,222                   8.9%
                              8800 First Avenue
                              Stone Harbor, NJ  08247

             Preferred        Weskids, L.P.(4)                              117,467                  44.1%
             Series B         310 South Street
                              Morristown, NJ  07960

             Preferred        Weskids, Inc.                                 117,467                  44.1%
             Series B         310 South Street
                              Morristown, NJ  07960

             Preferred        Alvin V. Shoemaker(3)                         117,466                  44.1%
             Series B         8800 First Avenue
                              Stone Harbor, NJ  08247

             Preferred        Stephen W. Herod(3)                            15,867                   5.9%
             Series B         1110 Briar Ridge Drive
                              Houston, TX  77057

             Preferred        W. Tim Sexton(3)                               15,867                   5.9%
             Series B         12010 Winwood
                              Houston, TX  77024

(1) Weskids, L.P. has agreed that, for a period of one year from June 30, 1997, its voting power will be restricted to not more than votes representing 20% of the total number of shares of the Company's common stock issued and outstanding and eligible to vote at the time in connection with any vote taken or consent, waiver or ratification given in connection with the election or removal of directors of the Company.

(2) Mr. Shoemaker has agreed that, for a period of one year from June 30, 1997, his voting power will be restricted to not more than votes representing 20% of the total number of shares of the Company's common stock issued and outstanding and eligible to vote at the time in connection with any vote taken or consent, waiver or ratification given in connection with the election or removal of directors of the Company.

(3) The nature of the beneficial ownership is sole voting and investment power.

(4) Weskids, L.P. is presently the beneficial owner and has sole voting and disposition power of 843,687 shares of common stock and 117,467 shares of Series B preferred stock immediately convertible into not less than 117,467 shares of the Company's common stock. The exact conversion ratio is determined by the terms of the merger. Weskids, Inc. is the general partner of Weskids, L.P. and effectively controls Weskids, L.P. The officers and directors of Weskids, Inc. are as follows: J. Peter Simon, director; William Edward Simon, Jr., director; Michael B. Lenard, President; Mark J. Butler, Vice President/Treasurer; and Christine W. Jenkins, Secretary.

(5) Series B preferred stock is convertible into common stock at a variable ratio of not less than one-to- one.

SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth the shares of the Company's common stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of February 28, 1998:

    Conv. Preferred                           Name and Address of          Amount and Nature of        Percent of
       & Options             Stock             Beneficial Owner            Beneficial Ownership(6)        Class
       ---------             -----             ----------------            -----------------------        -----

         152,000               24,711       John J. Bassett                       176,711                  2.0%
                                            4326 Noble Oak Trail
                                            Houston, TX  77059

          94,500               25,796       Frank C. Turner, II                   120,296                  1.4%
                                            1406 Tallow Court
                                            Seabrook, TX  77586

         114,500                6,996       Robert W. Hammons                     121,496                  1.4%
                                            915 Kentbury Court
                                            Katy, TX  77450

           8,000                5,000       Lynn M. Davis                          13,000                  0.1%
                                            121 Donna Circle
                                            Daphne, AL  36526

          34,734              376,241       Edward P. Turner, Jr.(1)              410,975                  4.7%
                                            100 Central Avenue
                                            Chatom, AL  36518

          15,000            1,182,556       C. J. Lett, III(2)                  1,197,556                 13.8%
                                            9320 East Central
                                            Wichita, KS  67206

          34,734                   --       Frank E. Bolling, Jr.                  34,734                  0.4%
                                            3830 Kendale Drive
                                            Gautier, MS  39553

              --               12,000       Gary R Christopher(3)                  12,000                  0.1%
                                            6733 South Yale
                                            Tulsa, OK  74136

         117,466              661,222       Alvin V. Shoemaker(4)                 778,688                  8.9%
                                            8800 First Avenue
                                            Stone Harbor, NJ  08247

          15,867              109,816       Stephen W. Herod(5)                   125,683                  1.4%
                                            1110 Briar Ridge Drive
                                            Houston, TX  77057

                                            All executive officers and
                                            directors as a group
                                            (10 persons)                        2,991,139                 34.3%

(1) Includes 362,803 shares owned by Bay City Energy Group, Inc. in which Mr. Turner has indirect voting control but not a direct beneficial interest, and 13,438 shares over which Mr. Turner has sole voting and dispositive power.

(2) Mr. Lett was named Executive Vice President of the Company on February 28, 1997 in connection with the Bison Merger (see "Certain Relationships and Related Transactions").

(3) Mr. Christopher is an officer of Kaiser-Francis Oil Company which is the beneficial owner of 3,333,334 of the Company's common shares.

(4) Consists of 117,466 shares of Series B preferred stock convertible into 117,466 common shares of the Company. Mr. Shoemaker's voting rights are restricted until June 30, 1998 (see "Certain Relationships and Related Transactions").

(5) Consists of 15,867 shares of Series B preferred stock convertible into 15,867 common shares of the Company. Mr. Herod's voting rights are restricted in the same manner as Weskids, L.P. and Mr. Shoemaker. Mr. Herod was named Vice President - Corporate Development and a director of the Company in connection with the Shore Merger (see "Certain Relationships and Related Transactions").

(6) The nature of beneficial ownership for all shares is sole voting and investment power.

CHANGES IN CONTROL

         There are no arrangements known to management which may result in a change in control of the Company.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the aggregate cash compensation earned by and paid to the Company's executive officers for the periods ended December 31, 1995 through December 31, 1997:

                                           Annual Compensation                       Long-Term Compensation
                                  ------------------------------------               ----------------------
                                                                                       Awards        Payouts
                                                                                       ------        -------
                                                                                     Securities
                                                                                     Underlying
                                                                           Restr.     Options/                   All Other
     Name and                                             Other Annual      Stock       SARs          LTIP     Compensation
 Principal Position      Year    Salary ($)   Bonus ($)   Compensation    Awards($)      (#)       Payouts ($)     ($)
 ------------------      ----    ----------   ---------   ------------    ---------      ---       -----------     ---

John J. Bassett          1997      95,521      6,001           --          129,545      132,000        --        13,032
President &              1996      58,075         --           --               --       20,000        --         2,271
Chief Executive          1995      56,250         --           --               --           --        --        11,371
Officer

Frank C. Turner, II      1997      85,729      6,000           --           57,960       94,500        --        16,250
Vice President &         1996      54,458         --           --               --       20,000        --         2,174
CFO                      1995      50,083         --           --               --           --        --        10,775

Robert W. Hammons        1997      85,729      6,000           --           57,960       94,500        --        12,500
Vice President -         1996      58,075         --           --               --       20,000        --         2,271
  Engineering            1995      56,250         --           --               --           --        --        11,360


          Compensation Under Plans. The Company established a SEP/IRA retirement plan (the "Plan") in 1993 which allows for a maximum discretionary Company contribution of 15% of total wages paid to employees for the year. For the years ended December, 1997 through 1995, the Company contributed a total of $51,500, $5,000 and $30,000, respectively, to the Plan, including $32,064, 3,068 and $18,505 for all executive officers as a group since the Plan's inception.

          The Company established a 401(k) plan in October, 1997, which allows for voluntary contributions by the employees and the employer. No Company contributions were made in 1997.

          In March, 1995, the Board of Directors adopted an employee incentive compensation plan whereby the proceeds equivalent to 1% net profits interest (the "net profits interest") in all oil and gas properties, drilling prospects and acquisitions and divestitures acquired or made after January 1, 1994 are paid into a fund for incentive compensation awards to eligible employees.

          The net profits interest on property acquisitions and drilling prospects are calculated on the monthly gross profit which is defined as revenues from oil and gas sales, less direct operating expenses, attributable to the Company's working or royalty interest in an individual property. Direct operating expenses include landowner's royalty, overriding royalty and all costs of production, equipment, operating expenses and taxes. On drilling prospects, the net profits interest will not include costs of drilling, testing and completing the well, the costs of acreage and costs of geological or geophysical work. For divestitures, the net profits interest will be calculated on the gross sales price, less any direct costs of the sale of an individual property.

          To qualify for an award as an "eligible employee," as presently established by the Compensation Committee, an employee must be employed by the Company on October 1 and December 31 of the calendar year and have been recommended by the Compensation Committee to receive an award. For the years ended December 31, 1996 and 1995, the Company paid $6,916 and $30,000, respectively, to employees through the employee incentive plan, including $4,897 and $21,245 for all executive officers as a group. No amount was paid into the employee incentive plan in 1997.

          The Company has no other retirement, pension/profit-sharing or other deferred compensation.

          Option Grants in Last Fiscal Year. The 1995 Stock Option and Stock Appreciation Rights Plan (the "Plan") is administered by the Compensation Committee (the "Committee") of the Board of Directors. At least two members of the Committee must be disinterested nonemployee directors. The Committee is authorized to determine the employees, including officers, to whom options or rights are granted. Each option or right granted shall be on such terms and conditions consistent with the Plan as the Committee may determine, but the duration of any option or right shall be not greater than ten years or less than five years from the date of grant.

          Options or rights grants shall be made under the Plan only to persons who are officers or salaried employees of the Company or are nonemployee directors. The aggregate number of shares of common stock of the Company which could be subject to options or rights under the Plan during 1997 was 500,000. During the fiscal year ended December 31, 1997, options covering 295,000 shares were issued under the Plan.

          The option price of shares covered by options granted under the Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Committee. If the Committee so determines, the option price may also be paid in shares of the Company's common stock already owned by the optionee. The Committee has discretion to determine the time or times when options become exercisable, within the limits set forth in the Plan. All options and rights granted under the Plan will, however, become fully exercisable if there is a change in control (as defined in the Plan) of the Company.

          The following table provides certain information with respect to all options granted during the fiscal year ended December 31, 1997 to any executive officer or director of the Company; 295,000 options were granted under the Plan and 225,000 were granted outside of the Plan:

                                                 INDIVIDUAL GRANTS

                                     Number of
                                    Securities            % of Total
                                    Underlying           Options/SARs
                                     Options/             Granted to
                                       SARS              Employees in         Exercise or Base        Expiration
            Name                    Granted (#)           Fiscal Year           Price ($/Sh)             Date
            ----                    -----------           -----------           ------------             ----

     John J. Bassett                 100,000                 19.0%                  5.50               2/13/2007
                                      32,000                  6.0%                  6.00                2/6/2007

     Frank C. Turner, II              62,500                 12.0%                  5.50               2/13/2007
                                      32,000                  6.0%                  6.00                2/6/2007


     Robert W. Hammons                62,500                 12.0%                  5.50              2/13/2007
                                      32,000                  6.0%                  6.00               2/6/2007

     Lynn M. Davis                     8,000                  2.0%                  6.00               2/6/2007

     Edward P. Turner, Jr.*           21,400                  4.0%                  6.00               2/6/2007

     Frank E. Bolling, Jr.*           21,400                  4.0%                  6.00               2/6/2007

     C. Noell Rather**                21,200                  4.0%                  6.00               2/6/2007

*Nonemployee director
**Former nonemployee director


         Aggregated Option Exercises in Last Fiscal Year and Option Value Table as of December 31, 1997. The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1997, by each of the named executive officers and directors and the aggregated fiscal year-end value of the unexercised options of each such named executive officer and director:

                                                     INDIVIDUAL GRANTS

                                                                    Number of Securities          Value of Unexercised
                                                                   Underlying Unexercised             In-the-Money
                                Shares                                 Options/SARs at               Options/SARs at
                               Acquired            Value                 FY End (#)                    FY End ($)
        Name                on Exercise (#)    Realized ($)         Exer.          Unexer.       Exer.           Unexer.
        ----                ---------------    ------------         -----          -------       -----           -------

John J. Bassett                      --               --               --          152,000            --          728,000

Frank C. Turner, II              20,000          115,000           20,000           94,500       150,000          409,250

Robert W. Hammons                    --               --               --          114,500            --          559,250

Lynn M. Davis                     5,000           38,750               --            8,000        37,500           32,000

Edward P. Turner, Jr.*               --               --               --           34,734            --          185,600

Frank E. Bolling, Jr.*               --               --               --           34,733            --          185,600

*Nonemployee director


EMPLOYMENT AGREEMENTS

         Mr. Bassett and Mr. Hammons in January, 1997, signed employment agreements with the Company which extend through January 31, 2002 and January 31, 2000, respectively, with automatic one-year extensions upon each anniversary date of the employment agreement thereafter unless either party gives at least 30 days' notice of termination. Each employment agreement is terminable by the Company before expiration of the term if such termination is for cause (as specified in the employment agreement). The executive employment agreements provide for an annual salary of not less than the base salaries of $95,000 and $85,000, respectively, which amounts may be adjusted from time to time by the Board of Directors upon the recommendation of the Compensation Committee. They also provide for fringe benefits in accordance with the Company's policies adopted from time to time for salaried executive employees holding comparable positions.

         Mr. Herod executed an employment agreement with the Company with an effective date of July 1, 1997 and extending through June 30, 1999, with automatic one-year extensions upon each anniversary date of the employment agreement thereafter unless either party gives at least 30 days' notice of termination. The employment agreement is terminable by the Company before expiration of the term if such termination is for cause (as specified in the employment agreement). The executive employment agreement provides for an annual salary of not less than the base salary of $100,000, which amount may be adjusted from time to time by the Board of Directors upon the recommendation of the Compensation Committee. It also provides for fringe benefits in accordance with the Company's policies adopted from time to time for salaried executive employees holding comparable positions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of such securities. Based on representations from such persons, the Company believes that there was no failure to file or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934 by any officer, director or beneficial owner of 10% or more of the Company's common stock during 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Edward P. Turner, Jr., a director of the Company, is managing partner of the law firm of Turner, Onderdonk, Kimbrough & Howell, P.A., the Company's general counsel for certain corporate and oil and gas matters. For the years ended December 31, 1995 through 1997, the Company paid legal fees to Mr. Turner's firm of $787, $1,560 and $2,874, respectively, for legal services. Mr. Turner's firm charges the Company for its services on the same basis as it charges other business clients for similar services rendered. The Company intends to continue to use Mr. Turner's firm as its primary local counsel in Alabama and will pay reasonable fees for such future services.

          Bay City Energy Group, Inc., is presently indebted to the Company in the amount of $166,165 ($139,005 of principal and $27,160 of accrued interest). The note payable was renegotiated on December 31, 1995 and is due in full on January 1, 2001, plus interest at an annual fixed rate of 5%. The note payable is secured by 75,000 shares of the Company's common stock. Edward P. Turner, Jr., a director of the Company, has indirect voting control but not a beneficial interest in Bay City Energy Group, Inc.

         On September 4, 1996, the Company signed a stock purchase agreement with Kaiser Francis Oil Company ("the Preferred Stock Agreement"). Kaiser-Francis agreed to purchase 1,666,667 shares of Series A Preferred Stock ("Preferred") at $6.00 per share, for a total investment of $10,000,000. The Preferred is nonvoting and accrues dividends at 8% per annum, payable quarterly in cash. The Preferred is convertible at any time after issuance into shares of common stock at the rate of two shares of common stock for each share of Preferred before January 1, 1998. The conversion rate decreases thereafter at 8% per annum. On January 31, 1998, Kaiser-Francis converted all 1,166,667 Preferred shares it held into 3,333,334 shares of the Company's common stock. Prior to such conversion, Kaiser-Francis owned none of the issued and outstanding common shares. Subsequent to the conversion, Kaiser-Francis' shares represent 42.4% of the issued and outstanding shares of common stock. Gary R. Christopher, a director of the Company, serves as Acquisitions Coordinator of Kaiser-Francis Oil Company.

         In December, 1996, the Company entered into an Agreement and Plan of Merger (the "NPC Merger") with NPC Energy Corporation ("NPC"). Pursuant to the Merger, the Company issued 562,000 shares of its common stock and paid $1,226,400 to certain of NPC's shareholders. Preferred stock in the amount of $1.0 million under the Preferred Stock Agreement was sold to finance the cash portion of the purchase price.

         In February, 1997, the Company entered into an Agreement and Plan of Merger (the "Bison Merger") with Bison Energy Corporation ("Bison"), whereby Bison was merged with a wholly-owned subsidiary of the Company in exchange for Company common stock and cash. Pursuant to the Bison Merger, the Company issued 1,167,556 shares of its common stock and net cash consideration of $5,900,000 to
C. J. Lett, III in exchange for all of the stock of Bison. 562,000 shares of Company common stock owned by Bison (as a result of the NPC Merger) were canceled at closing. Mr. Lett became Executive Vice President of the Company on February 28, 1997 and is a director of the Company.

          On June 20, 1997, the Company entered into an Agreement and Plan of Merger (the "Shore Merger") with Shore Oil Company ("Shore"), whereby Shore was merged with a wholly-owned subsidiary of the Company in exchange for Company common stock, Series B preferred stock (the "Series B"), cash and the assumption of Shore debt. Shore was privately held principally by Weskids, L.P. and Alvin
V. Shoemaker. Shore's assets consist of oil and gas properties located primarily in Alabama, Louisiana, Mississippi and Texas, as well as approximately 42,000 net mineral acres in LaFourche, Terrebonne and St. Mary Parishes, South Louisiana. Pursuant to the Shore Merger, the Company issued 1,883,333 shares of its common stock, paid Shore's indebtedness to its shareholders of $2,333,303 and assumed bank debt of $2,105,000. In addition, the Company paid $200,000 in cash and issued 266,667 shares of Series B which are convertible into as many as 1,333,333 shares of common stock over the next five years, contingent upon the results of drilling and leasing activity on Shore's Louisiana mineral acreage. In connection with the merger, Messrs. Shoemaker and Herod were appointed as directors, replacing Frank C. Turner and C. Noell Rather. Mr. Herod was also appointed as Vice President - Corporate Development.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

          The following table sets forth information concerning the present directors and executive officers of the Company. All of the directors are nominees for election at the Annual Meeting. All directors serve for a one-year term or until the annual meeting of shareholders of the Company held following their election:

                                                                                              Director
                    Name                      Age             Position(s) Held                   Since
                    ----                      ---             ----------------                   -----

          John J. Bassett(1)                  39           Chairman, President and              1989
                                                           Chief Executive Officer

          C. J. Lett, III                     40          Executive Vice President              1997
                                                                and Director

          Stephen W. Herod (2)                38         Vice President and Director            1997

          Edward P. Turner, Jr.(1)            68                  Director                      1989

          Frank E. Bolling, Jr.               38                  Director                      1992

          Alvin V. Shoemaker (3)              59                  Director                      1997

          Gary R. Christopher                 48                  Director                      1997

(1) John J. Bassett and Edward P. Turner, Jr. were elected upon the organization of Middle Bay Oil Company as a corporation in November, 1992. Previously they served as directors of Bay City Minerals, Inc., the general partner of the Predecessor Partnership.

(2)      Mr. Herod replaced Frank C. Turner, II effective July 3, 1997.

(3)      Mr. Shoemaker replaced C. Noell Rather effective July 28, 1997.

                  John J. Bassett has served as President and a director of the Company since 1992 and was elected Chairman of the Board of Directors in 1992. He served as President of the general partner of the Predecessor Partnership from 1987 to 1992. He also serves as a director and President of Bay City Energy Group, Inc., a principal shareholder of the Company.

                  C. J. Lett, III has served as Executive Vice President for the Company since February 28, 1997. Mr. Lett is also President and a director of Bison Energy Corporation, a position he has held since 1981.

                  Stephen W. Herod has served as Vice President - Corporate Development and a director of the Company since July 1, 1997. Mr. Herod served as President and a director of Shore Oil Company from

April, 1992 until the merger of Shore and the Company on June 30, 1997. He joined Shore's predecessor as Controller in February, 1991. In addition, Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Mr. Herod was employed by Superior Oil Company as a financial analyst.

                  Edward P. Turner, Jr. served as President of Bay City Minerals, Inc. from 1975 to 1987. He is a member of the Alabama State Bar and a managing partner of the law firm of Turner, Onderdonk, Kimbrough & Howell, P.A., in Chatom, Alabama. A substantial amount of his practice is devoted to oil and gas law. Mr. Turner also serves as a director of Bay City Energy Group, Inc.

                  Frank E. Bolling, Jr. has been employed by Midstream Fuel Services, Inc. as Vice President of Retail Operations since February, 1995. Prior to his employment with Midstream, Mr. Bolling served as Vice President and General Manager of Dantzler Bulk Plant, Inc., a distributor for Chevron U.S.A., Inc. with annual sales in excess of $25 million. Mr. Bolling served as sales manager for Dantzler from 1987 to 1989. Prior to 1987, Mr. Bolling was employed by Bay City Minerals, Inc.

                  Alvin V. Shoemaker is a former Chairman of the Board of First Boston Corporation and former President of Blyth Eastman Paine Webber. He has also worked for the U.S. Treasury. He has been Chairman of the Board of Trustees of the University of Pennsylvania, Vice Chairman of the Securities Industry Association and a director of Harcourt Brace Jovanovich, Royal Insurance of America, the Council on Foreign Relations and the Wharton School of Finance Board. Mr. Shoemaker is also a director of Hanover Compressor Company.

                  Gary R. Christopher is Acquisitions Coordinator of Kaiser-Francis Oil Company, a position he has held since February, 1996. From 1991 to 1996, Mr. Christopher served as Senior Vice President and Manager of Energy Lending for the Bank of Oklahoma. He continues to serve as a consultant to the Bank of Oklahoma. Kaiser-Francis Oil Company owns 1,166,667 shares of the Company's Series A Preferred stock; each such preferred share is convertible into two shares of common stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

                  PROPOSAL TO INCREASE AUTHORIZED CAPITAL STOCK

         The Company's Articles of Incorporation authorize ten million (10,000,000) common shares with a par value of $.02 per share and 5,000,000 preferred shares, the preferences and rights with respect to which may be designated from time to time by the Board of Directors.

         Currently, there are seven million eight hundred thirty thousand seven hundred sixty-six (7,830,766) common shares issued and outstanding. Shares of common stock may be issued from time to time as may be determined by the Board of Directors. Each share of common stock has one vote for each share of common stock standing in the name of the holder thereof on the books of the Company and entitled to vote. Cumulative voting is not allowed in the election of directors or for any other purpose.

         Currently, there are 1,666,667 shares of preferred stock which have been designated as Series A Preferred by the Board of Directors, none of which are issued and outstanding. The 1,666,667 Series A Preferred shares which were issued and outstanding in 1997 were converted into 3,333,334 shares of common stock of the Company on January 31, 1998 (see "Certain Relationships and Related Transactions"). There are 266,667 shares of preferred stock which have been designated Series B Preferred by the Board of Directors, of which 266,667 were issued in connection with the Shore Merger (see "Certain Relationships and Related Transactions") and are presently outstanding. The Series B Preferred shares are nonvoting but are convertible into as many as 1,333,333 shares of common stock, contingent upon the results of drilling and leasing activity on mineral acreage in Louisiana acquired in the Shore Merger. Shares of authorized preferred stock may be issued from time to time by the Board of Directors in one or more series, with each series having such designation rights (including voting rights or the absence thereof) and preferences as may be determined by the directors.

         The Board of Directors believes that it is in the best interests of the Company to amend the Company's Articles of Incorporation to increase authorized common stock to 20,000,000 shares of common stock, $.02 par value, and to increase the authorized preferred stock to 10,000,000 shares to have additional shares available for issuance should the Company determine to raise equity capital and for purposes of facilitating future acquisitions. A copy of the proposed Articles of Amendment to the Company's Articles of Incorporation which has been approved by the Board of Directors is included herewith as Exhibit "A".

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
              1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

         At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1995 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Plan provides for the granting of "options" to acquire common stock and/or the granting of rights to "receive cash or shares back upon the appreciated value of the Company's shares relative to the date the option or right was granted." The amendment, if approved, will increase the number of shares of the Company's common stock available for the grant of options and rights to purchase common stock under the Plan by 1,000,000 shares, from 500,000 shares to 1,500,000 shares.

         Presently, an aggregate 500,000 shares of common stock are authorized for issuance under the Plan. As of April 30, 1998, 80,000 shares of common stock remained available for issuance under the Plan; however, the Compensation Committee has recommended that options covering 232,000 additional shares be issued, including 192,000 optioned shares to 20 employees and 40,000 optioned shares to four nonemployee directors, subject to the proposed amendment to the Plan being approved at the Annual Meeting (see "Executive Compensation").

         The Company has in the past used, and intends in the future to use, stock options as an important incentive device to motivate and reward its employees and believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel.

         The primary features of the Plan are summarized below. A copy of the Plan, with the proposed amendment, is included herewith as Exhibit "B".

SUMMARY OF THE PLAN

         The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. At least two members of the Committee must be disinterested nonemployee directors. The Committee is authorized to determine the employees, including officers, to whom options or rights are granted. Each option or right granted shall be on such terms and conditions consistent with the Plan as the Committee may determine, but the duration of any option or right shall be not greater than ten years or less than five years from the date of grant.

         Options or rights grants shall be made only to persons who are officers or salaried employees of the Company or are nonemployee directors. The aggregate number of shares of common stock of the Company which may be subject to options or rights under the Plan is presently 500,000. Subject to shareholder approval of the proposed amendment, this number would be increased to 1,500,000. As of April 30, 1998, options covering 420,000 shares had been issued under the Plan.

         The option price of shares covered by options granted under the Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Committee. If the Committee so determines, the option price may also be paid in shares of the Company's common stock already owned by the optionee. The Committee has discretion to determine the time or times when options become exercisable, within the limits set forth in the Plan. All options and rights granted under the Plan will, however, become fully exercisable if there is a change in control (as defined in the Plan) of the Company.

         No option is transferable by the optionee otherwise than by will or by the laws of descent or distribution, and during an optionee's lifetime is exercisable only by the optionee or the optionee's duly appointed legal representative.

         Each option granted under the Plan constitutes either an incentive stock option, intended to qualify under Section 422 of the Code, or a nonqualified stock option, not intended to qualify under Section 422, as determined in each case by the Committee. Each incentive stock option terminates not later than 15 years from the date of grant, and each nonqualified option expires not later than five years from the date of grant.

         The Committee may grant a stock appreciation right in connection with any option granted under the Plan. Any such right will provide that the Company, at the election of the optionee and subject to specified conditions, will purchase all or any part of such option to the extent exercisable at the date of such election, for an amount (in the form of cash, shares of the Company's common stock or any combination thereof as the Committee in its discretion determines) equal to the excess of the fair market value of the shares covered by the option or part thereof so purchased over the option price of such shares. Shares covered by any option purchased are not available for grant of further options. As of April 30, 1998, no stock appreciation rights are outstanding under the Plan.

         If an optionee ceases to be an employee of the Company for any reason other than death or retirement, any option or right to the extent then exercisable may be exercised within three months after cessation of employment.

         Should an optionee die after ceasing to be an employee, any option or stock appreciation right exercisable at the time of the optionee's death may be exercised within 90 days after death by the optionee's estate or by the person designated in the optionee's will.

         In no case, however, may an option or stock appreciation right be exercised following the termination date of the option.

         The Company may establish procedures for ensuring payment or withholding of income or other taxes in connection with the issuance of shares under options. Such procedures may include provision for such payment or withholding by retention of shares otherwise issuable to the optionee.

FEDERAL TAX CONSEQUENCES OF THE PLAN

         Under present federal income tax laws, options under the Plan have the following consequences:

                  (1) Upon the granting of an option or right under the Plan, the optionee will have no taxable income, and the Company will have no tax deduction.

                  (2) Upon exercise of a nonqualified option, the optionee will realize ordinary taxable income inn an amount equal to the excess, if any, of the fair market value of the shares at the time the option is exercised over the option price of such shares. Gain or loss realized by an optionee on disposition of the shares will generally be capital gain or loss to the optionee and will not result in any additional tax consequences to the Company.

                  (3) Exercise of an incentive stock option will not, by itself, result in the recognition of taxable income to the optionee or entitle the Company to a deduction at the time of such exercise. However, the excess of the fair market value of the shares over the option price on the date of exercise must be included as an adjustment in computing alternative minimum taxable income. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that the optionee held such shares for at least one year after the date of transfer to the optionee and for at least two years after the grant of the option. Generally, if the shares are not held for both of these periods, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of such exercise over the option price of such shares. The balance of any gain or any loss will be treated as a capital gain or loss to the optionee.

                  (4) The exercise of a stock appreciation right will result in the recognition of ordinary income by the optionee on the date of exercise in an amount equal to the amount of cash received.

                  (5) The Company will be allowed a deduction equal to the amount of ordinary income realized by the optionee at the time the optionee recognizes such income, provided applicable withholding requirements are satisfied.

                  (6) Rights under the Plan conditioned on or accelerated by a change in control or ownership of the Company may under federal income tax laws result in "parachute payments" which may be nondeductible by the Company and may subject the optionee to a 20% excise tax.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.

                          APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has, subject to shareholder approval, selected KPMG Peat Marwick, LLP as the Company's independent public accountants for the year 1998 and recommends approval of such selection by the shareholders. Schultz, Watkins & Company has served in this capacity since 1994. One or more representatives of Schultz, Watkins & Company will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

CHANGE IN INDEPENDENT ACCOUNTANTS

         In large part because of the Company's rapid growth, in 1998 the Company made the decision to change to a national accounting firm. Schultz, Watkins & Company resigned as independent accountants for the Company. The independent accountant's reports on the financial statements of the Company for the two fiscal years ended December 31, 1996 and December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's fiscal years ending December 31, 1996 and December 31, 1997, there were no disagreements with Schultz, Watkins & Company on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Schultz, Watkins & Company, would have caused Schultz, Watkins & Company to make a reference to the subject matter of the disagreements in connection with their report. During the Company's fiscal years ending December 31, 1996 and 1997, there did not occur any event listed in paragraphs (a)(1)(v)(A) through (D) of Regulation S-K, Item 304.

         Effective ___________, 1998, the Company engaged KPMG Peat Marwick, LLP as independent accountants to audit the Company's financial statements for the fiscal years ending December 31, 1998 and December 31, 1999. Neither the Company nor any person acting on behalf of the Company consulted KPMG Peat Marwick, LLP regarding (i) either the application of accounting principles to a specified transaction, either complete or proposed, or the type of opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Regulation S-K, Item 304 and the related instructions) or a reportable event (as described in paragraph (a)(1)(v) of Regulation S-K, Item 304).

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FIRM OF KPMG PEAT MARWICK, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         Any proposals from shareholders to be presented for consideration for inclusion in the proxy material being prepared for the 1999 annual meeting of shareholders of the Company must be submitted in accordance with applicable Securities and Exchange Commission rules and received by the Company at its principal offices, 1221 Lamar Street, Suite 1020, Houston, Texas 77010 no later than February 26, 1999.

FINANCIAL STATEMENTS

         Financial Statements, the Notes to Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for 1997 with comparisons to 1996 and other relevant information are included in the Company's 1997 Annual Report to Shareholders which accompanies this Proxy Statement and are incorporated herein by reference.

DISCRETIONARY AUTHORITY

         At the time of mailing this Proxy Statement, the Board of Directors was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons name in the accompanying form of proxy will vote such proxy in accordance with their judgment.

                                      By Order of the Board of Directors


                                      ----------------------------------------
                                      Kelly G. Griffin, Assistant Secretary

DATED this 28th day of April, 1998





================================================================================
     A copy of the Company's 1997 Annual Report to the Securities and Exchange Commission on Form 10-KSB referred to above may be obtained without charge by any beneficial owner of the Company's common stock upon written request addressed to Kelly G. Griffin, Assistant Secretary, Middle Bay Oil Company, Inc., 1221 Lamar Street, Suite 1020, Houston, Texas 77010. Requests can be made by telephone by calling (713) 759-6808.
================================================================================

                                                                     EXHIBIT "A"


                              ARTICLES OF AMENDMENT
                                     TO THE
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                          MIDDLE BAY OIL COMPANY, INC.



                                       I.

      The name of the corporation is MIDDLE BAY OIL COMPANY, INC.

                                       II.

      As of the Effective Time set forth in Article IV hereof, Article III of the Amended Articles of Incorporation of MIDDLE BAY OIL COMPANY, INC. is amended to read as follows:

                                      "III.


            The Corporation has authority to issue not more than 30,000,000 shares of capital stock which are divided into classes as follows:

            (a) Twenty million (20,000,000) shares of common stock with $.02 par value, designated "Common Stock" which, except as specifically granted to the preferred stock as set forth below, are entitled to the entire stock voting power in regard to the Corporation, to all dividends declared and to all assets of the Corporation upon liquidation.

            (b) Ten million (10,000,000) shares of preferred stock with $.02 par value, designated "Preferred Stock."

            (c) The designations and the powers, preferences and rights and the qualifications, limitations or restrictions of the preferred stock shall be as follows:

            The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares from the authorized preferred stock which may be issued in one or more series, with such designations, preferences and relative participating optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors and as are not stated or expressed in Articles of Incorporation or any Amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (1) the distinctive designation of a series, if any, and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (2) the annual rate of dividends payable on preferred shares or on the shares of any series created, whether the dividends shall be cumulative, noncumulative or partially cumulative dividends and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                  (3) the time or times when and the price or prices at which preferred shares or shares of any series created, shall be redeemable and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                  (4) the amount payable on preferred shares or shares of any series created and the rights of holders of such shares in the event of any liquidation, dissolution or winding up of the affairs of the Corpora tion;

                  (5) the rights, if any, of the holders of preferred shares or shares of any series created to convert such shares into, or exchange such shares for, shares of common stock or shares of any other series of preferred stock, if any, and the terms and conditions of such conversions or exchange; and

                  (6) the voting rights, if any which holders of such shares may exercise.

            The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Shares, but in all other respects the shares of each series of Preferred Shares, shall be of equal rank with each other, regardless of series. All of the Preferred Shares of any one series shall be identical with each other in all respects.

            (d) Dividend Rights. The holders of the Preferred Shares of any series shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for that purpose under the laws of the State of Alabama, preferential dividends which may be either cumulative or noncumulative at the rate per annum fixed by the Board of Directors for such series. Such dividends shall be payable at the time determined by the Board of Directors. If Preferred Shares of more than one series are outstanding, and the stated dividend is not paid in full, all series of Preferred Shares shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sum which would be payable on such shares if all dividends were declared and paid in full. Accumulations of dividends shall not bear interest. So long as any Preferred Shares shall remain outstanding, no dividends shall be declared or paid to any distributions made on the Common Shares or on any other class of shares junior to the Preferred Shares, and no share of common or of any other class junior to the Preferred Shares shall be purchased or retired, and no monies shall be made available for a sinking fund for such purpose unless dividends for all past dividend periods shall have been paid on all outstanding Preferred Shares of all series. Subject to the above provisions, and not otherwise, dividends may be paid from time to time on the Common Shares or other junior issues out of funds legally available for the purpose as and when declared by the Board of Directors.

            (e)   Redemption.

                  (1) The Corporation, on the sole authority of the board of Directors, may at its option redeem all or any part of any series of the Preferred Shares on the terms, including redemption price, and to the extent, if any, therefor affixed by the Board of Directors. Such redemption may be effected only after dividends which have been declared or accrued on any series of Preferred Shares have been paid. If less than all of the Preferred Shares of any series is to be redeemed, the redemption shall be in such amount and by such method, whether by lot or pro rata, or by such other method as may then be required by law or by the rules and regulations of any stock exchange upon which the Preferred Shares may at that time be listed, as may from time to time be determined by the Board of Directors. Written notice of redemption stating the date and place of redemption shall be mailed by the Corporation, not less than thirty
                        (30) days nor more than forty-five (45) days prior to the redemption date, to the record holders of the shares to be re deemed, directed to their last noted addresses as shown by the corporate records.

                  (2) If notice of redemption is given as provided above, and if on the redemption date the Corporation has set apart in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Preferred Shares called for redemption shall no longer be deemed outstand ing and all rights with respect to such shares shall forthwith cease and terminate, except on the right of the holders thereof to receive the redemption price, without interest, upon surrender of certificates of the shares called for redemption.

                  (3) Any funds so set apart or deposited which, at the end of one (1) year after the redemption date, remain unclaimed by the holder(s) of Preferred Shares called for redemption, shall be released and returned to the Corporation upon demand, and shall thereafter be available for general corporate purposes, and the depository, if any, shall thereupon be relieved of all responsibility therefor to such holders. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  (4) Preferred Shares which are redeemed as provided in this section, or are reacquired for retirement pursuant to any sinking fund which may be established therefor, may be held as Treasury Shares or may be canceled and retired in the manner provided by law, and appropriate proceedings to effect the corresponding reduction in the stated capital of the Corporation shall be taken.

            (f) Rights on Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Preferred Shares then outstanding shall be entitled to receive the amount per share theretofore affixed by the Board of Directors of the various series, plus any accrued interest, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Shares or any other class junior to the Preferred Shares. If the assets of the Corporation distributable to the holders of all the Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of all Preferred Shares of all series in accordance with the amounts which would be payable on such distribution of all sums payable were discharge in full. After payment for the preferential amounts required to be paid to the holders of all Preferred Shares then outstanding, the holders of Preferred Shares and/or any other class junior to the Preferred Shares shall be entitled, to the exclusion of the holders of any of the Preferred Shares, to share in all remaining assets of the Corporation in accordance with their respective interests.

            For the purposes of this Section and any certificate filed pursuant to law and setting forth the designation, description, and terms of any series of Preferred Shares, a consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed a liquidation, or winding up of the Corporation."

      All other provisions of the Amended Articles of Incorporation shall remain in full force and effect.

                                      III.

      This amendment was duly approved by the shareholders at the Annual Meeting of Shareholders held in accordance with the provisions of Section 10-2B-7.01 of the Alabama Business Corporation Act on May 28, 1998. At such Annual Meeting, there were a total of 7,830,766 shares of common stock issued and outstanding and eligible to vote on the amendment. ____________ shares were voted in favor of the amendment, and _________ shares were voted against the amendment.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers this __________ day of ____________________, 1998.


                                      MIDDLE BAY OIL COMPANY, INC.

ATTEST:
                                      By:
                                         --------------------------------------
                                              John J. Bassett, President
--------------------------------------
Secretary

        [CORPORATE SEAL]

                                                                     EXHIBIT "B"

                                 AMENDMENT NO. 1
                                     TO THE
                     AMENDED AND RESTATED 1995 STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN
                                       OF
                          MIDDLE BAY OIL COMPANY, INC.



      As of the date set forth below, Section 3 of the Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan of Middle Bay Oil Company, Inc. is amended to read as follows:

            "3.   SHARES SUBJECT TO THE PLAN. Subject to the provisions of
      Section 15 hereof, the aggregate number of Shares that may be subject to Options or Rights shall not exceed 1,500,000, which Shares may be either Treasury Shares or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any such Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards."

      IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to affix their signatures and the seal of the Corporation to this amendment on the _______ day of May, 1998.

                                             MIDDLE BAY OIL COMPANY, INC.

ATTEST:
                                             By:
                                                   --------------------------
---------------------------------------            John J. Bassett, President
Secretary

      [CORPORATE SEAL]

                                                                     APPENDIX A


PRELIMINARY COPY

                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          MIDDLE BAY OIL COMPANY, INC.


         The undersigned, a shareholder of record of Middle Bay Oil Company, Inc. (the "Company"), hereby appoints John J. Bassett and Frank C. Turner, II, and each of them, with power of substitution, to represent and to vote all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company located at 1221 Lamar Street, Suite 1020, Houston, Texas, on Thursday, May 28, 1998 at 10:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares; and the undersigned hereby instructs said proxy to vote all such shares of stock at the Annual Meeting in accordance with the following instructions: (INDICATE BY CHECK MARK)

I.    ELECTION OF DIRECTORS

         FOR all nominees listed below                WITHHOLD AUTHORITY
         (except as marked to the                     to vote for all nominees
          contrary below) [ ]                         listed below  [ ]

             John J. Bassett - C. J. Lett, III - Stephen W. Herod -
       Edward P. Turner, Jr. Frank E. Bolling, Jr. - Alvin V. Shoemaker -
                                Gary Christopher

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided hereinafter:
                                                                          )
            -------------------------------------------------------------

II. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK FROM 10,000,000 SHARES TO 20,000,000 SHARES OF COMMON STOCK AND FROM 5,000,000 SHARES TO 10,000,000 SHARES OF PREFERRED STOCK

         [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

III. PROPOSAL TO AMEND THE 1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO INCREASE TO 1,500,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE TO OPTION

         [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

IV. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

         [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

V.    OTHER MATTERS

         WITH discretionary authority                 WITHOUT AUTHORITY
         to vote upon any other                       to vote upon any other
         matters [ ]                                  [ ] matters

      Shareholders approving the proposals set forth herein should mark the "For" box herein; those opposing such action should register their position by marking the appropriate "Against" or "Abstain" box herein or by not returning this Proxy Form. SIGNED BUT UNMARKED PROXY FORMS WILL BE DEEMED TO AUTHORIZE A VOTE "FOR" THE PROPOSALS SET FORTH HEREIN.


                     [Continued on the reverse side hereof]

      The invalidity, illegality or unenforceability of any particular provision of this Proxy Form shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

             YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN
                  THIS PROXY FORM, USING THE ENCLOSED ENVELOPE.

      Please sign below exactly as name appears on this Proxy Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

      The undersigned acknowledges receipt of the Notice of said Annual Meeting and the Proxy Statement dated April 28, 1998 by signing this Proxy.

                               (Number of Shares)
                            (Paste mailing label from
                              Transfer Agent here)
                           (Signature of Shareholder)

                    (Additional Signatures, if held jointly)

Dated:                                      , 1998
        ------------------------------------
         (Title or Authority, if applicable)